UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 Or 15(d) of the Securities Exchange Act of 1934

July 29, 2009
Date of Report (Date of earliest event reported)

Commission File Number : 000–33473

VIRIDAX CORPORATION
(Exact name of Registrant as specified in its charter)

FLORIDA
(State of incorporation or organization)

65–1138291
(I.R.S. Employer Identification No.)

270 NW 3RD COURT, BOCA RATON, FLORIDA, 33432
(Address of principal executive offices)

(561) 368–1427
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01 OTHER EVENTS

Our Annual Report on Form 10-K for the year ended April 30, 2009 will be filed late. We need additional time to finalize our Annual Report on Form 10-K. At this time, we are uncertain when we will be in a position to file our Annual Report on Form 10-K. At this time, we have insufficient liquidity to pay the costs required to complete a Form 10-K filing and we are uncertain when adequate liquidity will be available.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2009

VIRIDAX CORPORATION
Registrant

By:	/s/ Richard C. Honour
Richard C. Honour
President and Chief Executive Officer